UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 13, 2007  (July 10, 2007)
Date of Report  (Date of earliest event reported)

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices) (Zip Code)

(205) 268-1000
(Registrant's telephone number)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 10, 2007, Golden Gate II Captive Insurance Company (“Golden Gate II”), a special purpose financial captive insurance company wholly-owned by Protective Life Insurance Company (“Protective Life”), itself a wholly-owned subsidiary of Protective Life Corporation (the “Company”) issued $575 million in aggregate principal amount of floating rate surplus notes due July 15, 2052 (the “Notes”). Golden Gate II has received regulatory approval to issue additional series of its floating rate surplus notes up to an aggregate of $675 million principal amount of surplus notes (including the Notes).  The Notes are direct financial obligations of Golden Gate II and are not guaranteed by Protective Life or by the Company.

The Notes were issued by Golden Gate II to fund statutory reserves required by the Valuation of Life Insurance Policies Model Regulation (“Regulation XXX”), as clarified by Actuarial Guideline 38 (commonly known as “AXXX”).  Golden Gate II has entered into an agreement to reinsure from Protective Life certain universal life insurance policies with secondary guarantees on a combination coinsurance and modified coinsurance basis.  The Company has entered into certain support agreements with Golden Gate II obligating it to provide support payments to Golden Gate II under certain adverse interest rate conditions and to the extent of any reduction in the reinsurance premiums received by Golden Gate II due to an increase in the premium rates charged to Protective Life under its third-party yearly renewable term reinsurance agreements that reinsure a portion of the mortality risk of the policies that are ceded to Golden Gate II.  In addition, the Company has entered into a support agreement with Golden Gate II obligating it to pay or make capital contributions to Golden Gate II in respect of certain of Golden Gate II’s expenses and in certain circumstances to collateralize certain of the Company’s obligations to Golden Gate II.

The Notes have been sold to Lehman Brothers Inc. for deposit into certain Delaware trusts (the “Trusts”) that will issue money market securities, term securities resetting to money market securities after a specified period or term securities (the “Securities”).  The holders of Notes cannot require repayment from the Company, Protective Life or any of their affiliates, other than Golden Gate II, the direct issuer of the Notes.  The Company has agreed, under certain circumstances, to make certain liquidity advances to the Trusts not in excess of specified amounts of assets held in a reinsurance trust of which Protective Life is the beneficiary and Golden Gate II is the grantor in the event that the Trusts do not have sufficient funds available to fully redeem the Securities at the stated maturity date.  The Company’s obligation to make any such liquidity advance is subject to it having a first priority security interest in the residual interest in such reinsurance trust and in the Notes.

Golden Gate II will pay interest on the principal amount of the Notes on a monthly basis, subject to regulatory approval.  Any payment of principal of, including by redemption, or interest on the Notes may only be made with the prior approval of the Director of Insurance of the State of South Carolina in accordance with the terms of Golden Gate II’s licensing order  and in accordance with applicable law.  The holders of the Notes have no rights to accelerate payment of principal on the Notes under any circumstances, including without limitation, for nonpayment or breach of any covenant.  Golden Gate II reserves the right to repay the Notes at any time, subject to the terms of the Notes and prior regulatory approval.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Protective Life Corporation
By:	/s/ STEVEN G. WALKER Steven G. Walker Senior Vice President, Controller and Chief Accounting Officer

Date: July 13, 2007